Exhibit 99.1

1 Collins Stewart 4th Annual Growth Conference July 9, 2008 NASDAQ: CLDA

Forward-Looking Statements SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This presentation contains certain forward-looking information about Clinical Data that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to successfully introduce our new pharmacogenetic and molecular diagnostics products and services; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether our PGxPredict tests and Cogenics molecular services offerings will gain wide acceptance in the market; whether vilazodone will advance further in the clinical trials process and whether and when, if at all, vilazodone will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether we will be able to successfully identify and validate biomarkers for response to vilazodone; whether vilazodone will be successfully marketed if approved; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, and our Current Reports on Form 8- K filed with the Securities and Exchange Commission. Our audience is cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events. 3

Corporate Snapshot Headquarters Newton, MA NASDAQ CLDA 52 Week Price Range $12.85 to $28.90* Shares Outstanding 21.14M* Market Cap $290.25M* *As of market close on July 07, 2008 5

Our Mission To improve the treatment of disease by commercializing proprietary predictive tests and targeted therapeutics leveraging genetic and other biomarkers that guide therapeutic response and the diagnosis and management of complex clinical conditions 7

Clinical Data - Key Drivers Emerging genomics pure play with valuable intellectual property and expertise Proprietary genetic and pharmacogenetic tests Late stage drug candidate - Vilazodone: In Phase 3 of development for the treatment of depression 9

Our Businesses Comprehensive Genomics Services Targeted Therapeutics Mainstream Clinical Care Patients Providers Payers Clinical Trials and Research Biotech/ Pharmaceutical Companies Proprietary Genetic and Pharmacogenetic Tests 11

13 Targeted Therapeutic: Vilazodone

Vilazodone Profile: Genetically guided, dual-acting serotonergic in development for the treatment of depression Unique dual mechanism of action: SSRI and 5HT1A partial agonist Status of development Positive results from the first Phase 3 study announced in 2007 In March 2008, initiated second Phase 3 study Identified proprietary candidate biomarkers for a potential companion pharmacogenetic test of response $12B U.S. antidepressant market; 17M Americans 15

Vilazodone Phase 3 Study Results Achieved statistical significance on primary (MADRS) and related secondary endpoints of efficacy Vilazodone was generally safe and well-tolerated in this study Discontinuations were balanced between vilazodone and placebo The most common treatment-emergent adverse events were gastrointestinal and neurological Proprietary biomarkers identified as candidates for a companion pharmacogenetic test for response to vilazodone 17

Proprietary Biomarker Identifies 30% of the Patients with a Higher than Average Response to Vilazodone Least square means of observed MADRS total score by week for Biomarker Vilazodone-treated patients who are marker positive have twice the change in MADRS at week 8 compared to the overall population Vilazodone-treated patients who are marker negative have a response similar to placebo-treated patients 19

Vilazodone Development Plan: Milestones Second registration Phase 3 study launched March 2008 Study expected to be completed in the first half of 2009 Long-term safety study launched December 2007 Closed enrollment 6 weeks ahead of schedule Manufacture of commercial supply proceeding NDA filing expected late 2009 Develop companion diagnostic test for vilazodone 21

Vilazodone Is A Very Valuable Asset Vilazodone has been tested in over 1,000 patients and has demonstrated efficacy in the Phase 3 trial Statistical significance in change in MADRS at week 1 No difference between vilazodone and placebo on sexual function as measure by ASEX scale Other side effects were generally well tolerated Proprietary markers have been identified Potential collaborators have suggested that even without biomarkers, vilazodone will generate More than $300M in annual peak sales (U.S.) Guided by genetic markers, as much as $2-3B annual peak sales (U.S.) CLDA believes if it replicates the first Phase 3 findings, it has an approvable drug New drugs in the treatment of depression have all shown significant uptake even when those drugs were not differentiable CLDA has engaged an investment banking firm to run a process with potential collaborators and has been in discussions with a variety of parties in U.S. and abroad Evaluating opportunities Advantage in waiting for the data 23

25 Genetic and Pharmacogenetic Tests

Genetic Testing Landscape Direct-to-consumer Risk for disease Complex diseases with links to treatment Pharmacogenetic tests for drug prescription Examples Marketed by Whole Genome Scans Paternity Nutrition Disease Markers Prostate Cancer Parkinson's Disease Alzheimer's Disease Valuation by Payers Long QT Syndrome Warfarin Dosing Clozapine Side Effect Rituxan Response Proprietary PGxHealth Tests Negative Low Test Specific Positive Test Description 27

Expertise and proprietary markers of drug response Targeted drugs launched with companion pharmacogenetic tests Companion tests launched as companion or combination product Pharmacogenetic tests launched independently of associated drug Foundation Intellectual Property Developing Value Tools for Clinical Care 29

Genetic Biomarker Intellectual Property Diagnosis of complex diseases or syndromes FAMILION LQTS (Long QT Syndrome) Brugada Syndrome Related familial arrhythmogenic disorders Drug receptors FCGAMMA IIIA (IgG1 monoclonal antibodies) VKORC1 (warfarin) ADME genes Transport MDR1, OCT1, MRP1 (chemotherapeutics, immunosuppressants, and protease inhibitors, other) Metabolism CYP 2B6 CYP 2D6 TPMT (outlicensed) Antidepressant response (vilazodone) Additional markers in other targeted therapeutic areas 31

FCGR3A Efficient Cell Lysis Inefficient Cell Lysis Dall'Ozzo S, Tartas S, Paintaud G, et al, Cancer Research, 64:4664-4669 FCGR3A 158 V/F or F/F FCGRIIIA Variant Affects Efficiency of Tumor Cell Lysis by IgG1 Mabs IgG1 Mab Tumor Cell 158 V/V NK Cell IgG1 Mab 33

FCGR3A V158F is Proving Important in Response to IgG1 MABs Response to trastuzumab (Herceptin) in HER2/neu- positive metastatic breast cancer Response to cetuximab (Erbitux) in metastatic colorectal cancer Response to rituximab (Rituxan) monotherapy in follicular lymphoma Response to rituximab in Waldenstrom's macroglobulinemia 35

Genetic and Pharmacogenetic Tests – We Are Delivering

Test	Disease/Therapeutic Area	Disease Incidence/ Prevalence (1)	IP – Exclusive/ Non-Exclusive
FAMILION LQTS	Long Q/T Cardiology	~100,000 (U.S.) 1/3,000	Exclusive
FAMILION HCM	Hypertrophic Cardiomyopathy Cardiology	~500,000 (U.S.) 1/500	Non-Exclusive
FAMILION BrS	Brugada Syndrome Cardiology	Unknown	Non-Exclusive
FAMILION CPVT	Catecholaminergic Polymorphic Ventricular Tachycardia Cardiology	~28,000 (U.S.) 1/10,000	Non-Exclusive
PGxPredict:WARFARIN	Coumadin Rx / Warfarin Cardiology	~2,000,000 (U.S.) Annually	Non-Exclusive
PGxPredict:RITUXIMAB	Follicular Non-Hodgkin's Lymphoma Oncology	~28,000 (U.S.) Annually	Exclusive

(1) Prevalence & incidence rates exclude International markets. Sources: Selected industry and academic publications and resources.

CLINICAL DATA
From Targeted Science to Better Healthcare
19

FAMILION® GENETIC TESTS FOR INHERITED CARDIAC SYNDROMES

Payer Progress

- **Progress since last update**
  - Approved Medicaid provider in 30 states covering ~29M lives
  - Growing number of BCBS plans: ~65M PPO and ~15M HMO lives covered
  - 15 direct account contracts with key hospital systems
  - Positive coverage policies and contracting increasing with major private payers
  - Payer lives equaling 140M with positive coverage policies/contracts.

CLINICAL DATA
From Targeted Science to Better Healthcare
20

FY '07 FY '08 FY '09E Sales 41

The Genomics Services Company(tm)

Overview High-quality sequencing, gene expression, genotyping and other molecular services worldwide Broad customer base, U.S. and international, including most of the top 20 pharmaceutical companies, Dovetails with next generation genomic testing for diagnostics and targeted drug therapy (companion diagnostics Rx/Dx) Operational sites in the U.S. and Europe Core service lines grew 18% in fiscal 2008 45

COGENICS™ Overview

A DIVISION OF CLINICAL DATA

Broadest genomics services menu in the industry:

- Sequencing
  - ABI 3730
  - Roche 454 GS FLX (new)
- Genotyping
  - RFLP Mapping
  - Sequenom
  - Luminex
  - Illumina iScan™ System
  - Agilent Microarray
    - aCGH
    - miRNA
  - Affymetrix Microarray
    - Whole Genome Association
    - DNA Analysis
    - DME-T
    - Algynomics Pain Chip
- Gene Expression Analysis
  - Microarray
  - QPCR
- Molecular Biology Services
  - Genomic Stability Testing
  - Biodistribution
  - Residual DNA
- Extraction and Banking
  - Collection Kits
  - DNA & RNA Extraction
  - Laser Capture Microdissection
  - BioBanking
- Metabolomics
  - Bruker LC/MS

Services business supports CLIA, GLP, and cGMP regulated environments

CLINICAL DATA

From Targeted Science to Better Healthcare

24

49 Financials

Fiscal 2008 Summary Revenue from continuing operations was up 20% PGxHealth revenue grew 33%; tests sales grew 41% Cogenics revenue grew 18% Cash burned for the first 9 months was ~$19.0M; $27.0M for the full year; average quarterly burn from operations was ~$7.0M Ramped fourth quarter spending in PGxHealth as projected with vilazodone clinical program and as the new sales force expanded In the fourth quarter, PGxHealth completed its 2nd full quarter with new sales force resulting in significant growth in sales and payer coverage for FAMILION Cash and equivalents on-hand as of March 31, 2008 was ~$67.5M 51

Fiscal Year Revenue Growth $24.4 $20.6 $2.7 $29.4 $24.3 $4.6 FY '07 FY '08 $1.1 $0.5 53

Fiscal Year 2009 Objectives Advance vilazodone development program with target NDA filing in late 2009 Drive adoption of the Company's proprietary genetic and pharmacogenetic tests Continue to advance priority drug response marker programs and acquire new proprietary markers Identify opportunities where biomarkers and expertise intersect with late stage drug development opportunities Grow Cogenics revenues and bring unit to sustainable profitability 55

Clinical Data - Key Drivers Emerging genomics pure play Proprietary genetic and pharmacogenetic tests Existing revenue base and pipeline of new tests Growing sales in FAMILION and PGxPredict Late stage drug candidate - Vilazodone Met primary and related secondary end points in first registration trial Identified proprietary candidate biomarkers Initiated second Phase 3 study; expected completion in 1H'09 NDA filing expected late 2009 57

59 Thank You www.clda.com Investor inquiries: Dahlia Bailey 415-896-5862